EXHIBIT 32

Section 1350 Certifications

I, Tren B. Watson, certify that this annual report on Form 10-KSB of Southern Heritage Bancorp, Inc. for the year ended December 31, 2003 containing financial statements fully complies with the requirements of Section 13(a) and 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that information contained in this annual report fairly presents, in all material respects, the financial condition and results of operations of Southern Heritage Bancorp, Inc.

s/Tren B. Watson __________________________________ President and Chief Executive Officer

Date: March 26, 2004

I, C. Ricky Stowe, certify that this annual report on Form 10-KSB of Southern Heritage Bancorp, Inc. for the year ended December 31, 2003 containing financial statements fully complies with the requirements of Section 13(a) and 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that information contained in this annual report fairly presents, in all material respects, the financial condition and results of operations of Southern Heritage Bancorp, Inc.

s/C. Ricky Stowe ____________________________________ Chief Accounting Officer and Chief Financial Officer

Date: March 26, 2004

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